EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS
                           -------------------------------



          THE BOARD OF DIRECTORS
          INTELCOM GROUP INC.:


          We consent to incorporation by reference in this registration statement on Form S-3 of IntelCom Group Inc. of our reports dated December 8, 1995, relating to the consolidated balance sheets of IntelCom Group Inc. and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1995, and the related schedule, and to the reference to our firm under the heading "Experts" in the prospectus.



                                        /s/ KPMG Peat Marwick LLP

                                        KPMG PEAT MARWICK LLP


          Denver, Colorado
          July 23, 1996